Exhibit 99.1
Zogenix Announces Preliminary, Unaudited Fourth Quarter 2020 Net Product Sales
•Total FINTEPLA® preliminary, unaudited net product sales of approximately $8.1 million for the fourth quarter
•As of December 31, 2020, 492 healthcare prescribers had completed FINTEPLA Risk Evaluation and Mitigation Strategy (REMS) certification process
•As of December 31, 2020, more than 550 patients had been prescribed FINTEPLA and were enrolled in the REMS program, and 416 patients were receiving reimbursed therapy
•Cash, cash equivalents and marketable securities at December 31, 2020, were approximately $505.8 million
EMERYVILLE, Calif., January 11, 2021 — Zogenix (NASDAQ: ZGNX), a global biopharmaceutical company developing and commercializing rare disease therapies, today reported select preliminary, unaudited financial results for the fourth quarter and full-year 2020. In addition, the Company highlighted its key 2021 corporate objectives.
“2020 marked a year of tremendous achievements for Zogenix, highlighted by the successful commercial launch of FINTEPLA® in Dravet syndrome in the U.S.”, said Stephen J. Farr, Ph.D., President and CEO of Zogenix. “We are extremely pleased with our launch progress and believe our strong results in the fourth quarter reinforce FINTEPLA’s potential to provide transformational and durable seizure reduction for many Dravet syndrome patients. We look forward to further increasing U.S. physician and patient adoption of FINTEPLA in the year ahead. Moreover, we are excited to launch FINTEPLA in the EU shortly, following recent receipt of marketing authorization.”
Preliminary, Unaudited Fourth Quarter FINTEPLA Net Product Sales
Based on preliminary, unaudited financial information, the Company expects total FINTEPLA net product sales to be approximately $8.1 million for the fourth quarter of 2020. Unaudited cash, cash equivalents and marketable securities at December 31, 2020, were approximately $505.8 million.
The financial information included in this press release is preliminary, unaudited and subject to adjustment. It does not present all information necessary for an understanding of the Company’s fourth quarter of 2020. Zogenix expects to report its complete financial results for the fourth quarter and full-year 2020 in February 2021.
As of December 31, 2020, 492 healthcare providers had completed the FINTEPLA Risk Evaluation and Mitigation Strategy (REMS) certification process. In addition, as of December 31, 2020, more than 550 patients had been prescribed FINTEPLA and were enrolled in the REMS program, and a total of 416 patients were receiving reimbursed therapy, of which approximately 60% were new to FINTEPLA.
Key 2021 Corporate Objectives
FINTEPLA Commercialization:
•Continue to drive adoption of FINTEPLA in the U.S. by building on the positive momentum with existing and new prescribing physicians
•Continue to work in partnership with U.S. payors to provide optimal access to FINTEPLA for all appropriate patients
•Launch FINTEPLA for the treatment of patients with Dravet syndrome in Europe, beginning with the planned launch in Germany in the first quarter of 2021
•Secure positive pricing and reimbursement decisions in major European countries
•Submit J-NDA in Japan for FINTEPLA for the treatment of patients with Dravet syndrome in collaboration with Zogenix’s partner, Nippon Shinyaku
•Significantly expand the eligible patient population for FINTEPLA by submitting an sNDA in the U.S. for FINTEPLA for the treatment of seizures associated with Lennox-Gastaut syndrome

Additional FINTEPLA Pipeline Programs:
•Initiate a Phase 3 study of FINTEPLA for the treatment of CDKL5 Deficiency Disorder, an infantile-onset genetic seizure disorder
•Continue to explore FINTEPLA as a potential treatment for additional severe, treatment-resistant rare epilepsies through the initiation of other company-sponsored clinical studies
MT1621
•Complete all clinical, non-clinical and CMC studies and assessments required to support planned 2022 U.S. NDA and EMA MAA submissions for MT1621, the Company’s investigational treatment for patients with the mitochondrial disease, thymidine kinase 2 deficiency (TK2d)
Early-Stage R&D Activities
•Support research and drug discovery activities with Zogenix’s partner, Tevard Biosciences, to advance novel gene therapy candidates for the treatment of Dravet syndrome and other serious, treatment-resistant genetic epilepsies

About Zogenix
Zogenix is a global biopharmaceutical company committed to developing and commercializing therapies with the potential to transform the lives of patients and their families living with rare diseases. The Company’s first rare disease therapy, FINTEPLA® (fenfluramine) oral solution has been approved by the U.S. FDA and the European Medicines Agency and is in development in Japan for the treatment of seizures associated with Dravet syndrome, a rare, severe lifelong epilepsy. The company has two additional late-stage development programs underway: one for FINTEPLA for the treatment of seizures associated with the rare epilepsy, Lennox-Gastaut syndrome, and one for MT1621, an investigational therapy for the treatment of a rare genetic disorder called TK2 deficiency (being developed through its subsidiary Modis Therapeutics). Zogenix is also collaborating with Tevard Biosciences to identify and develop potential next-generation gene therapies for genetic rare epilepsies. Further information for FINTEPLA is available at www.FINTEPLA.com.
Forward-Looking Statements
Zogenix cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed,” and similar expressions are intended to identify forward-looking statements. These statements include Zogenix’s preliminary, unaudited financial results for the fourth quarter 2020, expectations regarding U.S. FINTEPLA adoption growth; Zogenix’s plans to commercialize FINTEPLA in Europe, including the timing of the launch; and Zogenix’s 2021 corporate objectives. These statements are based on Zogenix’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Zogenix that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in Zogenix’s business, including, without limitation: adjustments to the preliminary, unaudited financial results in connection with completion of financial closing procedures and an audit for the 2020 fiscal year; the timing of enrollment or results of Zogenix’s clinical trials; the timing of planned regulatory submissions and Zogenix’s dependence on its partner Nippon Shinyaku with respect to the J-NDA for FINTEPLA for the treatment of patients with Dravet syndrome; the COVID-19 pandemic may disrupt Zogenix’s business operations, impairing the ability to commercialize FINTEPLA in the U.S. and Europe; Zogenix may not be successful in executing its sales and marketing strategy for the commercialization of FINTEPLA; unexpected adverse side effects or inadequate therapeutic efficacy of FINTEPLA that could delay submission of new drug applications, limit commercialization, or that could result in recalls or product liability claims; and other risks described in Zogenix’s prior press releases as well as in public periodic filings with the U.S. Securities & Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Zogenix undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

CONTACTS:
Zogenix
Melinda Baker
Senior Director, Corporate Communications
+1 (510) 788-8732 | corpcomms@zogenix.com

Investors
Brian Ritchie
Managing Director, LifeSci Advisors LLC
+1 (212) 915-2578 | britchie@lifesciadvisors.com

Media
Stefanie Tuck, Vice President, Porter Novelli
+1 (978) 390-1394 | stefanie.tuck@porternovelli.com